UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2020

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 5, 2020, Medicine Man Technologies, Inc. (the “Company”) issued a press release announcing selected preliminary unaudited financial information for the third quarter ended September 30, 2020.

The Company has not yet finalized its third quarter financial statement closing process for the third quarter ended September 30, 2020. As a result, the information in the press release is preliminary and based upon information available to the Company as of the date of the press release. During the course of the Company’s third quarter financial statement closing process, items may be identified that would require the Company to make adjustments, which may be material, and as a result, the estimates included in the press release are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

ITEM 7.01.  REGULATION FD DISCLOSURE.

In addition, the Company also announced in the press release that Starbuds has acknowledged that the Company has met its proof of funds obligation under the Star Buds Asset Purchase Agreements, and the Company and Star Buds plans to work towards closing on a mutually acceptable timeframe.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information being furnished in Item 2.02, this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Nancy Huber
Date: November 5, 2020		Nancy Huber Chief Financial Officer

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